For Immediate Release

Condor Hospitality Trust Reports 2017 Third Quarter Results

BETHESDA, MD, November 6, 2017 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the third quarter ended September 30, 2017.

THIRD QUARTER RELEASE HIGHLIGHTS

•	Revenue Growth of 15.1% over Prior Year to $15.6 Million
•	Net Loss Attributable to Common Shareholders of $1.2 Million
•	Adjusted Funds From Operations Growth of 179.1% over Prior Year to $3.3 Million
•	Achieved 5.5% Same-Store RevPAR Growth over Prior Year*
•	Expanded Same-Store Hotel EBITDA Margin by 50 Basis Points to 36.4% over Prior Year*
•	Acquired Two and Signed One Agreement for Hotels in Texas for $58.6 Million
•	Sold Two Non-Core Legacy Assets for $4.0 Million
•	Refinanced $26.5 Million of Debt on Three Hotels to Increase Ratio of Fixed Debt and Availability on Credit Facility (Subsequent to quarter end)

*New investment platform hotels only; Includes results prior to our ownership to illustrate same-store performance

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“We continue to fire on all cylinders having achieved 5.5% RevPAR growth for our new investment platform hotels combined with a 50 bps expansion in hotel EBITDA margin over last year.  Our 5.5% RevPAR growth significantly outperforms both the industry and our direct public hotel REIT peer group. This is the third consecutive quarter of RevPAR outperformance and our YTD RevPAR growth of 5.8% appears to be impressive in the industry. Given that our portfolio is primarily composed of young, high-quality assets mostly located in secondary markets that are still ramping and gaining market share, we project that this momentum should continue as we progress through the balance of 2017 and beyond.

We also had continued success in the quarter with the transition of our portfolio having closed two acquisitions and two legacy asset sales.  We have only six of our legacy assets remaining and one of these hotels is already under contract to be sold with three more listed with marketing initiatives in process. Our investment thesis that we are in the right markets, primarily secondary, with the right asset type, young-in- age select-service, in order to outperform at this stage of the lodging cycle continues to prove out. We continue to execute on our stated strategy and are excited to expand our platform and create additional shareholder value.”

FINANCIAL SUMMARY

At September 30, 2017, the Company’s total portfolio included 19 hotels, representing 2,247 rooms.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	Change	2017	2016	Change
Revenue	$15.6	$13.5	15.1%	$40.2	$40.2	0.0%
Net Earnings (Loss) Attributable to Common Shareholders	$(1.2)	$1.8	-168.1%	$(10.5)	$(1.5)	N/A
Diluted Earnings (Loss) per Share	$(0.11)	$0.39	-128.2%	$(1.21)	$(2.00)	N/A

Funds from Operations (FFO)*	$2.2	$1.1	98.5%	$4.2	$7.8	-47.0%
Adjusted FFO*	$3.3	$1.2	179.1%	$6.5	$1.4	373.2%
Adjusted FFO per Diluted Share*	$0.28	$0.31	-9.7%	$0.69	$0.66	4.5%

Hotel EBITDA*	$6.3	$4.6	36.5%	$16.0	$12.0	33.6%
Adjusted EBITDA*	$5.0	$3.3	49.5%	$11.6	$7.8	48.2%

*Please see the Reg. G reconciliation tables at the end of this release.

The improvement in year-over-year financial performance was primarily driven by higher revenue and higher margins. The per share amounts were impacted by the increased share count as a result of the conversion of our Series D preferred stock and the equity raise completed in the first quarter of 2017.

NEW INVESTMENT PLATFORM

At September 30, 2017, the Company’s new investment platform included 13 hotels, representing 1,693 rooms.

New Investment Platform Operational Results*

($ in millions except per share amounts and operating metrics)

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	Change	2017	2016	Change
Same-Store RevPAR	$95.96	$90.94	5.5%	$97.64	$92.25	5.8%
Same-Store Occupancy	80.49%	77.17%	4.3%	80.68%	77.32%	4.3%
Same-Store ADR	$119.22	$117.85	1.2%	$121.02	$119.32	1.4%

Same-Store Hotel EBITDA	$5.2	$4.9	7.7%	$16.6	$15.4	7.7%
Same-Store Hotel EBITDA Margin	36.4%	35.9%	0.5%	38.2%	37.6%	0.6%

*Financial results presented above include results from prior to our ownership.  Please see the Reg. G reconciliation tables at the end of this release.

LEGACY PLATFORM

At September 30, 2017, the Company’s legacy platform included six hotels, representing 554 rooms.

Legacy Platform Operational Results*

($ in millions except per share amounts and operating metrics)

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	Change	2017	2016	Change
Same-Store RevPAR	$62.15	$54.89	13.2%	$55.60	$49.23	12.9%
Same-Store Occupancy	73.03%	69.24%	5.5%	70.42%	63.26%	11.3%
Same-Store ADR	$85.10	$79.28	7.3%	$78.97	$77.82	1.5%

Same-Store Hotel EBITDA	$1.1	$0.9	25.8%	$2.7	$2.1	23.7%
Same-Store Hotel EBITDA Margin	33.1%	29.5%	3.6%	30.1%	27.1%	3.0%

* Please see the Reg. G reconciliation tables at the end of this release.

PORTFOLIO ACTIVITY

The Company’s investment strategy is to assemble a portfolio of premium-branded, select-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. Since restarting its portfolio transformation in 2015, the Company has acquired or has under contract 13 high-quality select-service hotels representing 1,715 rooms in its target markets for a total purchase price of approximately $260 million. Additionally, during this time, the Company has sold 49 legacy assets for a total gross sales price of $140.2 million.

Acquisitions

During the third quarter, the Company entered into agreements to purchase three Marriott-branded hotels for $58.6 million.  The portfolio includes the following hotels: the Fairfield Inn & Suites El Paso Airport, the Residence Inn Austin Airport, and the TownePlace Suites Austin North Tech Ridge.  During the quarter, the Company completed the acquisition of two of these hotels for $38.8 million, the Fairfield Inn & Suites El Paso Airport and the Residence Inn Austin Airport. At the time of the closing, the Company executed a management contract with the existing manager, Aimbridge Hospitality.  The Company expects to close on the third asset in the first quarter of 2018 and expects that Aimbridge Hospitality will continue to operate this asset as well.

Dispositions

During the third quarter, the Company sold two legacy hotel assets, the 81-room Quality Inn Morgantown located at 225 Comfort Inn Dr., Morgantown, WV 26508 for $2.6 million and the 176-room Days Inn located at 200 John Wesley Blvd., Bossier City, LA 71112 for $1.4 million.

The Company also announced that it will accelerate the disposition of four additional legacy assets.  As of the date of this document, one asset is already under contract for sale with the remaining three actively being marketed.  Post the disposition of these four assets, only two legacy assets will remain.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of September 30, 2017, the Company had cash and cash equivalents (including restricted cash) and available revolver of $10.6 million and $8.3 million, respectively.  The Company had total outstanding long-term debt of $121.4 million associated with assets held for use with a weighted average maturity of 3.0 years and a weighted average interest rate of 3.97%.

Subsequent to quarter end, the Company refinanced three new investment platform hotels.  The effect of this refinancing was to increase the ratio of fixed rate to total debt and to increase the credit facility availability for future acquisitions. The refinanced hotels were previously encumbered by floating-rate debt totaling $25.0 million (4.2% weighted average rate), which was refinanced with a $26.5 million mortgage loan from Wells Fargo. The new mortgage loan has an effective fixed rate of 4.44% and matures in five years with two one-year extension options.

During the third quarter, the Company sold 5,950 shares of common stock under the ATM program at an average sales price of $10.5011 per share for gross proceeds totaling $62,482 and net proceeds, including cash commission fees paid to the Sales Agents, totaling $61,232.

Subsequent to September 30, 2017, the Company has sold 15,763 shares of common stock under the ATM program at an average sales price of $10.46 per share for gross proceeds totaling $164,885 and net proceeds, including cash commission fees paid to the Sales Agents, totaling $161,588.

CAPITAL INVESTMENTS

The Company invested $2.2 million in capital improvements throughout the portfolio in the nine months ended September 30, 2017, to upgrade its properties and maintain brand standards.

DIVIDENDS

On September 21, 2017, the Board of Directors declared a quarterly cash common stock dividend of $0.195 per share for the third quarter of 2017. The common stock dividend represents an annualized yield of approximately 7.5% based on the closing price of the Company’s common shares on September 20, 2017. The third quarter dividend was paid on October 9, 2017 to shareholders of record as of October 2, 2017.

EARNINGS CALL

The Company will conduct its quarterly conference call on Tuesday, November 7, 2017, at 11:00 AM ET. To participate in the conference call, dial 1-877-425-9470 [International: 1-201-389-0878] approximately ten minutes before the call begins (11:00 AM ET).

A live webcast of the Earnings Call will also be available through the Company's website. To access, log on to http://condorhospitality.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://condorhospitality.com.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 19 hotels in 9 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott/Starwood, and InterContinental Hotels.

Forward-Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual events, results or performance to differ from those projected presented in the forward-looking statement. These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of events, performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect events, performance or results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (Unaudited - In thousands, except share and per share data)

	As of
	September 30,	December 31,
	2017	2016

Assets
Investment in hotel properties, net	$208,611	$79,231
Investment in unconsolidated joint venture	8,651	9,036
Cash and cash equivalents	5,161	8,326
Restricted cash, property escrows	5,435	5,350
Accounts receivable, net of allowance for doubtful accounts of $17 and $21	2,265	1,416
Prepaid expenses and other assets	2,475	1,666
Derivative assets, at fair value	340	-
Investment in hotel properties held for sale, net	15,700	35,640
Total Assets	$248,638	$140,665

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$8,649	$4,698
Dividends payable	2,419	1,125
Derivative liabilities, at fair value	-	8
Convertible debt, at fair value	1,038	1,315
Long-term debt, net of deferred financing costs	118,387	47,918
Long-term debt related to hotel properties held for sale, net of deferred financing costs	7,289	14,802
Total Liabilities	137,782	69,866

Equity
Shareholders' equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series D, 6,700,000 shares authorized, $.01 par value, 6,245,156 shares outstanding, liquidation preference of $63,427	-	61,333
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,395	10,050	-
Common stock, $.01 par value, 200,000,000 shares authorized; 11,659,467 and 762,590 shares outstanding	116	8
Additional paid-in capital	228,629	118,655
Accumulated deficit	(129,355)	(112,024)
Total Shareholders' Equity	109,440	67,972
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $914 and $2,008	1,416	2,827
Total Equity	110,856	70,799

Total Liabilities and Equity	$248,638	$140,665

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

 (Unaudited - In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue
Room rentals and other hotel services	$15,562	$13,519	$40,175	$40,177
Operating Expenses
Hotel and property operations	10,269	9,452	27,106	29,052
Depreciation and amortization	1,993	1,398	4,813	4,096
General and administrative	1,702	1,367	4,705	4,092
Acquisition and terminated transactions	453	228	1,170	375
Equity transactions	-	-	343	-
Total operating expenses	14,417	12,445	38,137	37,615
Operating income	1,145	1,074	2,038	2,562
Net gain (loss) on disposition of assets	(46)	3,591	4,803	15,814
Equity in earnings (loss) of joint venture	159	(54)	295	(54)
Net gain on derivatives and convertible debt	14	26	416	6,305
Other income (expense), net	(43)	85	(83)	87
Interest expense	(1,405)	(1,127)	(3,468)	(3,704)
Loss on debt extinguishment	-	(399)	(800)	(1,548)
Impairment loss, net	(848)	(343)	(1,598)	(1,257)
Earnings (loss) from continuing operations before income taxes	(1,024)	2,853	1,603	18,205
Income tax expense	15	-	50	-
Earnings (loss) from continuing operations	(1,039)	2,853	1,553	18,205
Gain from discontinued operations, net of tax	-	-	-	678
Net earnings (loss)	(1,039)	2,853	1,553	18,883
(Earnings) loss attributable to noncontrolling interest	7	(61)	(10)	(628)
Net earnings (loss) attributable to controlling interests	(1,032)	2,792	1,543	18,255
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(205)	(976)	(12,079)	(19,773)
Net earnings (loss) attributable to common shareholders	$(1,237)	$1,816	$(10,536)	$(1,518)

Earnings per Share
Continuing operations - Basic	$(0.11)	$2.41	$(1.21)	$(2.86)
Discontinued operations - Basic	-	-	-	0.86
Total - Basic Earnings (Loss) per Share	$(0.11)	$2.41	$(1.21)	$(2.00)

Continuing operations - Diluted	$(0.11)	$0.39	$(1.21)	$(2.86)
Discontinued operations - Diluted	-	-	-	0.86
Total - Diluted Earnings (Loss) per Share	$(0.11)	$0.39	$(1.21)	$(2.00)

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings (loss) to FFO and AFFO for the three and nine months ended September 30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Nine months ended
	September 30,		September 30,
Reconciliation of Net earnings (loss) to FFO and AFFO	2017	2016	2017	2016
Net earnings (loss)	$(1,039)	2,853	$1,553	$18,883
Depreciation and amortization expense	1,993	1,398	4,813	4,096
Depreciation and amortization expense from JV	330	94	988	94
Net (gain) loss on disposition of assets	46	(3,591)	(4,803)	(16,495)
Net loss on disposition of assets from JV	1	1	4	1
Impairment loss, net	848	343	1,598	1,257
FFO	2,179	1,098	4,153	7,836
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(205)	(976)	(12,079)	(19,773)
FFO attributable to common shares and partnership units	1,974	122	(7,926)	(11,937)
Net gain on derivatives and convertible debt	(14)	(26)	(416)	(6,305)
Net loss on derivative from JV	-	-	2	-
Acquisition and terminated transactions expense	453	228	1,170	375
Acquisition and terminated transactions expense from JV	-	224	-	224
Equity transactions expense	-	-	343	-
Loss on debt extinguishment	-	399	800	1,548
Stock-based compensation and LTIP expense	508	89	665	228
Amortization of deferred financing fees	310	143	726	492
Non-recurring dividends above stated rates declared and undeclared and in kind dividends deemed on preferred stock	60	-	11,090	16,739
AFFO attributable to common shares and partnership units	$3,291	$1,179	$6,454	$1,364

AFFO attributable to common shares and partnership units - Basic Shares	$3,291	$1,179	$6,454	$1,364
Convertible note interest	16	16	48	34
Preferred dividends at stated rates	145	976	989	2,570
AFFO attributable to common shares and partnership units - Diluted Shares	$3,452	$2,171	$7,491	$3,968

AFFO per common share and partnership unit - Basic	$0.28	$1.30	$0.73	$1.50
AFFO per common share and partnership unit - Diluted	$0.28	$0.31	$0.69	$0.66

Weighted average common shares and partnership units - Basic	11,620,839	908,880	8,836,855	907,909
Weighted average common shares and partnership units - Diluted	12,409,822	7,011,133	10,778,706	5,269,174

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and partnership units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and partnership units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance.    We present AFFO per common share and partnership unit because our partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand AFFO applicable to common shares and partnership units.

EBITDA, Adjusted EBITDA, and Hotel EBITDA

The following table reconciles net earnings (loss) to EBITDA, Adjusted EBITDA, and Hotel EBITDA for the three and nine months ended September  30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Nine months ended
	September 30,		September 30,
Reconciliation of Net earnings (loss) to EBITDA, Adjusted EBITDA, and Hotel EBITDA	2017	2016	2017	2016
Net earnings (loss)	$(1,039)	$2,853	$1,553	$18,883
Interest expense	1,405	1,127	3,468	3,709
Interest expense from JV	432	191	1,334	191
Loss on debt extinguishment	-	399	800	1,548
Income tax expense	15	-	50	-
Depreciation and amortization expense	1,993	1,398	4,813	4,096
Depreciation and amortization expense from JV	330	94	988	94
EBITDA	3,136	6,062	13,006	28,521
Net (gain) loss on disposition of assets	46	(3,591)	(4,803)	(16,495)
Net loss on disposition of assets from JV	1	1	4	1
Impairment loss, net	848	343	1,598	1,257
Net gain on derivatives and convertible debt	(14)	(26)	(416)	(6,305)
Net loss on derivative from JV	-	-	2	-
Stock-based compensation and LTIP expense	508	89	665	228
Acquisition and terminated transactions expense	453	228	1,170	375
Acquisition and terminated transactions expense from JV	-	224	-	224
Equity transactions expense	-	-	343
Adjusted EBITDA	4,978	3,330	11,569	7,806
General and administrative expense, excluding stock comp and LTIP expense	1,194	1,278	4,040	3,864
Other expense (income), net	43	(85)	83	(87)
Unallocated hotel and property operations expense	111	113	308	391
Hotel EBITDA	$6,326	$4,636	$16,000	$11,974

Revenue	$15,562	$13,519	$40,175	$40,183
JV revenue	2,439	1,048	7,279	1,048
Condor and JV revenue	$18,001	$14,567	$47,454	$41,231
Hotel EBITDA as a percentage of revenue	35.1%	31.8%	33.7%	29.0%

We calculate EBITDA and Adjusted EBITDA by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense. In calculating Adjusted EBITDA, we adjust EBITDA to add back net gain/loss on disposition of assets, acquisition and terminated transactions expense, and equity transactions expense, which are cash charges. We also add back impairment, stock –based compensation expense, and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDA to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three and nine months ended September 30, 2017 and 2016 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at September 30, 2017, with the exception of the Residence Inn Austin which was opened on August 3, 2016 (no prior period results available) and reflect the performance of these hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Same-Store to Actual
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Condor and JV Revenue - Actual	$18,001	$14,567	$47,454	$41,231
Revenue earned on properties owned at September 30, 2017 prior to the Company's ownership, including the JV prior to ownership and excluding the Residence Inn Austin	574	8,501	8,344	27,607
Revenue earned on properties disposed of prior to September 30, 2017 during the period of ownership	(534)	(6,589)	(3,267)	(20,038)
Revenue earned on Residence Inn Austin subsequent to ownership	(361)	-	(361)	-
Total Revenue – Same-Store	$17,680	$16,479	$52,170	$48,800

	Revenue – Same-Store by Type
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
New investment platform	$14,361	$13,523	$43,342	$40,879
Legacy held for use	1,028	936	2,845	2,504
Legacy held for sale	2,291	2,020	5,983	5,417
Total Revenue – Same-Store	$17,680	$16,479	$52,170	$48,800

	Hotel EBITDA - Reconciliation of Same-Store to Actual
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Condor and JV Hotel EBITDA - Actual	$6,326	$4,636	$16,000	$11,974
Hotel EBITDA earned on properties owned at September 30, 2017 prior to the Company's ownership, including the JV prior to ownership and excluding the Residence Inn Austin	209	3,107	3,869	10,683
Hotel EBITDA earned on properties disposed of prior to September 30, 2017 during the period of ownership	(70)	(2,012)	(519)	(5,137)
Hotel EBITDA earned on Residence Inn Austin subsequent to ownership	(137)	-	(137)	-
Total Hotel EBITDA – Same-Store	$6,328	$5,731	$19,213	$17,520

	Hotel EBITDA – Same-Store by Type
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
New investment platform	$5,231	$4,859	$16,555	$15,371
Legacy held for use	359	290	955	801
Legacy held for sale	738	582	1,703	1,348
Total Hotel EBITDA – Same-Store	$6,328	$5,731	$19,213	$17,520

	Hotel EBITDA Margin by Property Type
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Adjusted new investment platform, including JV	36.4%	35.9%	38.2%	37.6%
Legacy held for use	34.9%	31.0%	33.6%	32.0%
Legacy held for sale	32.2%	28.8%	28.5%	24.9%
Total Portfolio	35.8%	34.8%	36.8%	35.9%

Hotel EBITDA margin is calculated by dividing same-store Hotel EBITDA by same-store revenue by type.  We include same-store hotel data as supplemental information for investors.  The Company believes that providing same-store hotel data is useful to investors because it represents comparative operations for our portfolio as it exists at the end of the reporting period presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with our peers.  In particular, these measures assist investors and management in distinguishing whether increases or decreases in revenues and/or Hotel EBITDA are due to the operations of same-store hotels or due to other factors, such as acquisitions or dispositions.

Condor Hospitality Trust, Inc.

Same-Store Operating Statistics

The following tables present our same-store occupancy, Average Daily Rate (“ADR”), and RevPAR for all our hotels owned at September 30, 2017, with the exception of the Residence Inn Austin which was opened on August 3, 2016 (no prior period results available).  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended September 30,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	87.95%	$123.26	$108.40	77.36%	$118.98	$92.04
Atlanta Hotel Indigo	76.61%	100.78	77.20	67.31%	107.14	72.11
Jacksonville Courtyard by Marriott	72.49%	111.02	80.48	68.94%	113.66	78.36
San Antonio SpringHill Suites	77.73%	120.28	93.49	71.21%	122.72	87.39
Leawood Aloft	86.80%	125.95	109.32	85.53%	126.15	107.89
Lexington Home2 Suites	89.62%	112.21	100.55	80.84%	109.92	88.86
Round Rock Home2 Suites	81.96%	112.29	92.03	85.12%	115.39	98.22
Tallahassee Home2 Suites	80.46%	120.99	97.35	78.52%	111.56	87.60
South Haven Home2 Suites	91.48%	117.70	107.67	92.87%	115.59	107.35
Lake Mary Hampton Inn & Suites	80.09%	110.99	88.89	74.19%	104.64	77.63
El Paso Fairfield Inn	70.11%	105.23	73.77	72.05%	103.78	74.77
Wholly owned new investment platform properties	81.08%	$114.96	$93.21	77.28%	$113.90	$88.02
Atlanta Aloft JV	77.42%	142.37	110.23	76.58%	138.55	106.11
Total new investment platform	80.49%	$119.22	$95.96	77.17%	$117.85	$90.94

Legacy hotels held for sale	71.49%	$91.24	$65.23	65.86%	$86.79	$57.16
Legacy hotels held for use	76.22%	$73.19	$55.79	76.22%	$65.88	$50.21
Total legacy	73.03%	$85.10	$62.15	69.24%	$79.28	$54.89

Total portfolio	78.55%	$110.94	$87.14	75.10%	$108.58	$81.54

Austin Residence Inn 1	75.97%	$121.20	$92.07	-	$-	$-

1 | Excluded from the Total new investment platform calculation because the hotel was not operational for the entirety of the three months ended September 30, 2016

	Nine months ended September 30,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	80.80%	$120.25	$97.16	73.15%	$120.37	$88.05
Atlanta Hotel Indigo	74.52%	101.72	75.80	71.22%	104.59	74.49
Jacksonville Courtyard by Marriott	74.86%	114.31	85.57	77.20%	114.52	88.41
San Antonio SpringHill Suites	79.04%	131.58	104.00	72.50%	125.37	90.90
Leawood Aloft	82.48%	126.95	104.71	82.48%	126.27	104.15
Lexington Home2 Suites	83.62%	114.78	95.98	79.09%	111.14	87.90
Round Rock Home2 Suites	84.09%	119.68	100.64	86.65%	117.98	102.24
Tallahassee Home2 Suites	82.68%	123.16	101.83	76.70%	115.33	88.46
South Haven Home2 Suites	91.52%	117.01	107.09	92.98%	115.55	107.43
Lake Mary Hampton Inn & Suites	83.17%	120.73	100.41	73.59%	111.30	81.91
El Paso Fairfield Inn	72.53%	106.14	76.98	73.89%	108.26	79.99
Wholly owned new investment platform properties	80.57%	$118.07	$95.13	77.80%	$115.64	$89.97
Atlanta Aloft JV	81.26%	136.21	110.69	74.81%	139.19	104.13
Total new investment platform	80.68%	$121.02	$97.64	77.32%	$119.32	$92.25

Legacy hotels held for sale	67.87%	$84.31	$57.22	60.71%	$84.52	$51.31
Legacy hotels held for use	75.67%	$69.07	$52.27	68.52%	$65.56	$44.92
Total legacy	70.42%	$78.97	$55.60	63.26%	$77.82	$49.23

Total portfolio	78.01%	$111.12	$86.68	73.65%	$110.02	$81.03

Austin Residence Inn 1	78.25%	$132.38	$103.59	-	$-	$-

1 | Excluded from the Total new investment platform calculation because the hotel was not operational for the entirety of the nine months ended September 30, 2016

Condor Hospitality Trust, Inc.
Property List | As of the Date of this Release

New Investment Platform | Acquired from January 1, 2012 - November 6, 2017
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
	Total New Investment Platform			1,693		$252.0

Current Legacy Hotel Portfolio
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Status[2]
14	Super 8	Creston	IA	121	09/19/1978	Hold
15	Quality Inn	Solomons	MD	59	06/01/1986	Hold
16	Comfort Suites	Ft. Wayne	IN	127	11/07/2005	HFS
17	Comfort Inn & Suites	Warsaw	IN	71	11/07/2005	HFS
18	Comfort Suites	South Bend	IN	135	11/30/2005	HFS
19	Supertel Inn/Conference Center	Creston	IA	41	06/30/2006	HFS
	Total			554

	Total Portfolio | As of November 6, 2017			2,247

1 | Owned 80% by Condor
2 | HFS indicates the asset is currently marketed for sale

Dispositions | For Period January 1, 2015 - November 6, 2017
Ref	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
	Total YTD 2017			605		$24.1

	Total Dispositions			4,142		$140.2

Acquisitions | For Period January 1, 2015 - November 6, 2017
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in million)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	Under Contract	$19.8
	Total Acquisitions			1,715		$260.1

1 | Owned 80% by Condor